Exhibit (10)(k)(6)

AMENDMENT NO. 6

TO

ALLTEL CORPORATION PENSION PLAN

(January 1, 2001 Restatement)

WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation Pension Plan, as amended and restated effective as of January 1, 2001, and as subsequently amended, (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

1.  Effective beginning as of December 31, 2003, a new subparagraph (J) is added to the end of paragraph (2) of subsection (d) of Section 1.01 of the Plan to provide as follows:

(J)            For purposes of applying Appendix OO to Section 13.38 to a Participant who is an Employee described in Section 9.1 of Appendix OO to Section 13.38 who has had a Change in Employment Status from Appendix OO to Section 13.38 to non-Appendix OO to Section 13.38, the benefit under Appendix OO to Section 13.38 shall be determined in accordance with the provisions of Appendix OO to Section 13.38 as in effect on the date of the Change in Employment Status, but (i) only with respect to Accredited Service for employment before January 1, 2004 (except for the eligibility purposes as provided in Article IX of Appendix OO to Section 13.38), and (ii) only with respect to the accrued benefit accrued before January 1, 2004, except that the provisions of subsection (b) of Section 9.2 of Appendix OO to Section 13.38 shall be taken into account, if applicable, and except that the offset for “Other Pension Plan” benefits in subsection (d) of Section 5.1 of Appendix OO to Section 13.38, if applicable, shall be based on the “Other Pension Plan” benefits earned before January 1, 2004.

2.  Effective beginning as of December 31, 2003, a new Article IX is added to the end of Appendix OO to Section 13.38 of the Plan to provide as follows:

ARTICLE IX         CESSATION OF ACCRUALS FOR CERTAIN FORMER BARGAINING EMPLOYEES

9.1           Application           The provisions of this Article IX are effective beginning as of December 31, 2003, and shall apply to an individual who prior to December 31, 2003 was an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO and who on December 31, 2003 is not an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO.

9.2           Cessation of Benefit Accruals

(a)           For periods after December 31, 2003, there shall be no benefit accruals under this Appendix OO (including, but not limited to, Schedule I to

Appendix OO) with respect to an Employee described in Section 9.1, including, but not limited to, any crediting of Accredited Service under this Appendix OO (including, but not limited to, “GTE Service” under Schedule I to Appendix OO) with respect to an Employee described in Section 9.1.

(b)           Notwithstanding the provisions of paragraph (a) of this Section 9.2:

(i)            The Average Annual Compensation of an Employee who is both described in Section 9.1 and is an Employee on December 31, 2003 shall take into account amounts earned after December 31, 2003 and prior to January 1, 2006 that would be included in the Employee’s Average Annual Compensation, if any, but for the provisions of this Article IX or subparagraph (J) of paragraph (2) of subsection (d) of Section 1.01 of the Plan.  The “GTE Compensation” (as defined in Paragraph 1(g) of Schedule I to this Appendix OO) (if applicable) of an Employee who is both described in Section 9.1 and is an Employee on December 31, 2003 shall take into account amounts earned after December 31, 2003 and prior to January 1, 2006 that would be included in the Employee’s GTE Compensation, if any, but for the provisions of this Article IX or subparagraph (J) of paragraph (2) of subsection (d) of Section 1.01 of the Plan.  For an Employee who is described in Section 9.1 and to whom subsection (a) of Section 7.7 of this Appendix OO applies, subsection (a) of Section 7.7 of this Appendix OO shall be applied by taking into account amounts earned after December 31, 2003 in determining the Employee’s “total Monthly Compensation” (as defined in and used for purposes of Article XXII of the Former Plan).

(ii)           An Employee described in Section 9.1 shall be credited with Accredited Service under this Appendix OO for periods after December 31, 2003, solely for eligibility purposes under Sections 4.3, 4.4, and 4.5, and if applicable, eligibility purposes under subsection (b) of Section 5.1.

(iii)          For an Employee described in Section 9.1 who is eligible for a Service Pension under Section 5.1 and begins receiving his Service Pension as of any date on or after his Normal Retirement Date, the following shall apply:  The amount determined under subsection (a) of Section 5.1 shall not be less than the amount the Employee would receive if the Employee’s benefit were determined under Section 5.3 with respect to the Employee’s Accredited Service for employment prior to January 1, 2004.

(iv)          For an Employee described in Section 9.1 who is eligible for a Service Pension under Section 5.1 and who begins receiving his Service Pension as of any date that precedes his Normal Retirement Date, the following shall apply:  The amount determined under subsection (a) of Section 5.1 shall not be less than the amount the Employee would receive if the Employee’s benefit commencing at or after his Normal Retirement Date were determined under Section 5.3 with respect to the Employee’s Accredited Service for employment prior to January 1, 2004.  If the Employee has an accrued benefit under this Appendix OO (with the provisions of subparagraph (i) of this subsection (b) of Section 9.2 taken into account, if applicable) that is equal to or greater than the applicable amount determined under subsection (c) of Section 5.1 with respect to the Employee’s Accredited Service for employment prior to January 1, 2004, the amount determined under subsection (b) of Section 5.1 shall not be less than the applicable amount determined under subsection (c) of Section 5.1 with respect to the Employee’s Accredited Service for employment prior to January 1, 2004.

(v)           An Employee described in Section 9.1 who becomes covered by a KY collective bargaining agreement shall accrue benefits under this Appendix OO in the manner and to the extent, if any, provided for an Employee covered by a KY collective bargaining agreement.

(vi)          For purposes of this paragraph (b), the terms “ALLTEL collective bargaining agreement,” “ALIANT collective bargaining agreement,” and “KY collective bargaining agreement” (and variations of such terms) shall have the meanings given those terms in paragraph (1) of subsection (d) of Section 1.01 of the Plan.

9.3.          Overriding Provisions  The provisions of this Article IX shall apply notwithstanding any other provision of the Plan to the contrary.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 6 to ALLTEL Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 20th day of November, 2003.

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
	Title:	President & CEO